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                     ARROW INTERNATIONAL, INC. 401 (K) PLAN

                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-71568) of Arrow International, Inc. of our report dated June 21, 2006 relating to the financial statements and schedule of the Arrow International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.





                                          /s/ BEARD MILLER COMPANY LLP



Beard Miller Company LLP
Reading, Pennsylvania
June 21, 2006